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                                                                  EXHIBIT 10.7.1
                   OCTOBER 12, 2005 PROMISSORY NOTE EXTENSION
                            SECURED BY DEED OF TRUST


$985,000.00                   October 12, 2006
Clark County, Nevada



         1. FOR VALUE RECEIVED, CONCORDIA LAND, LLC, a Nevada Limited Liability Company, ("BORROWER"), promises to pay to the order of ASI Technology Corporation., a Nevada Corporation, (the "Lender"), at 980 American Pacific Drive, Suite #111, Henderson, NV 89014, or at such other place as Lender from time to time may designate, the principal sum of Nine Hundred Eighty Five Thousand ($985,000.00) Dollars, which is the outstanding balance of Promissory Note dated October 12, 2005 in the amount of $985,000.00.

         2. The principal sum outstanding from time to time shall bear simple interest at the rate of fifteen percent (15%) per annum. Unless paid to obtain partial reconveyance of the lien of the Guaranty, interest shall not otherwise be payable until the Maturity Date (as defined below), and will accrue as simple interest and not be compounded until that time. Interest shall be calculated on the basis of a 365-day year and actual days elapsed.

         3. All principal and accrued and unpaid interest shall be due and payable no later than six (6) months after the date of this Note (the "Maturity Date"). Lender shall receive 0% of the loan amount as the loan origination fee, paid upon the Maturity Date.

         4. Borrower may prepay some or all of the principal under this Note, without penalty or premium.

         5. If any of the following "EVENTS OF DEFAULT" occur, any obligation of the holder to make advances under this Note shall terminate, and at the holder's option, exercisable in its sole discretion, all sums of principal and interest under this Note shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

                  (a) Borrower fails to perform any obligation under this Note to pay principal or interest when due; or

                  (b) Borrower fails to perform any other obligation under this Note to pay money when due; or

                  (c) An event of default occurs, except as provided in SECTION7 BELOW.
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         6. It shall be an "EVENT OF DEFAULT" under this Note if Borrower becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding"). If that happens, all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

         7. All amounts payable under this Note are payable in lawful money of the United States during normal business hours on a Business Day, as defined below.

         8. If any lawsuit or arbitration is commenced which arises out of or relates to this Note or the Guaranty, the prevailing party shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys' fees in the action or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any Insolvency Proceeding, Borrower agrees to pay all of Lender's cost and expenses, including attorneys' fees, which may be incurred in enforcing or protecting Lender's rights or interests.

         9. This Note is governed by the laws of the State of Nevada, without regard to the choice of law rules of that State.

         10. Borrower agrees that the holder of this Note may accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note, all without notice to Borrower and without affecting the liability of Borrower.

         11. If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Lender's rights, or of any breach, default or failure of condition of or under this note. No waiver by Lender of any of its rights, of any such breach, default or failure of conditions shall be effective, unless the waiver is expressly stated in a writing signed by Lender. All of Lender's remedies in connection with this Note or under applicable law shall be cumulative, and Lender's remedies in connection with this Note or under applicable law shall be cumulative, and Lender's exercise of any one or more of those remedies shall not constitute an election of remedies.

         12. This Note insures to and binds the heirs, legal representatives, successors and assigns of Borrower and Lender; provided, however, that Borrower may not assign this Note or any loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Lender in each instance.

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         13. As used in this Note, the terms "LENDER," "HOLDER" and "HOLDER OF
THIS NOTE" are interchangeable. As used in this Note, the word "INCLUDE(S)" means "INCLUDE(S), WITHOUT LIMITATION," and the word "INCLUDING" MEANS "INCLUDING, BUT NOT LIMITED TO." The term "Business Day" is defined to mean a day other than a Saturday or Sunday, on which banks are open for business in Las Vegas, Nevada.


BORROWER:

CONCORDIA LAND, LLC, A
NEVADA LIMITED LIABILITY COMPANY



Name:    /S/ GIDGET GRAHAM
         ------------------
By:      Gidget Graham, President



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